Exhibit 3.1.59

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Office Use Only:

FILED # C15894-00

JUN 0 8 2000

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

1. Name of Corporation: The New Research Group, Inc.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

CSC Services of Nevada, Inc.
Name

502 East John Street, Carson City, NEVADA 89706
Street Address, City, Zip Code

3. Shares: (No. of shares corporation authorized to issue)

Number of shares with par value: ________ Par value: ________ Number of shares without par value: 1000

4. Governing Board: (Check one)

Shall be styled as __X__ Directors or ________ Trustees

Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of 3 members whose names and addresses are as follows:

L. Lowry Mays	Mark P. Mays
Name 200 Concord Place, Suite 600	Name 200 Concord Place, Suite 600
San Antonio, TX 78216-6940	San Antonio, TX 78216-6940
Address / City, State, Zip	Address / City, State, Zip

5. Purpose: (Optional-See instructions)

The purpose of this Corporation shall be:

6. Other Matters: (See instructions)

Number of additional pages attached: 1

7. Names, Addresses and Signatures of Incorporators: (Signatures must be notarized) Attach additional pages if there are more than 2 incorporators.

Herbert W. Hill, Jr.	Name
Name 200 Concord Place, Suite 600	
San Antonio, TX 78216-6940	
Address / City, State, Zip	Address / City, State, Zip
Signature: *Herbert W. Hill Jr.*	Signature

Notary:

This instrument was acknowledged before me on May 31, 2000 by	This instrument was acknowledged before me on ________ by
Herbert W. Hill, Jr.	
Name of person	Name of person
As incorporator	As incorporator
of The New Research Group, Inc.	of
(Name of party on behalf of whom instrument executed)	(Name of party on behalf of whom instrument executed)
Ellen H. Pond	
Notary Public Signature	Notary Public Signature
ELLEN H. POND, Notary Public, State of Texas, My Commission Expires June 28, 2003 (affix notary stamp or seal)	(affix notary stamp or seal)

8. Certificate of Acceptance of Appointment of Resident Agent:

I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the above named corporation.

By: *James Alatoly*
Signature of Resident Agent

6-6-00
Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form CORPART1999.01 Revised on 10/12/99

06/08/2000 09:23A GMN14 FY00-000-76619

Additional Page

4.	Names, Addresses,
Number of Board of
	Directors/Trustees:	Randall T . Mays
200 Concord Place, Suite 600
San Antonio, TX 78216-6940